Exhibit 99.7

Joint Filing Agreement

In accordance with Rule 13d-1(k) under the Securities and Exchange Act of 1934, as amended, the persons or entities named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D/A (including any subsequent amendments thereto) with respect to the shares of the Issuer and further agree that this joint filing agreement be included as an exhibit to this Schedule 13D/A.

IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Joint Filing Agreement as of March 6, 2024.

INVESAT LLC

By:	/s/ Eduardo L. Hernandez
Name:	Eduardo L. Hernandez
Title:	Attorney-in-fact

ANTARES TECHNOLOGIES LLC

By:	/s/ Eduardo L. Hernandez
Name:	Eduardo L. Hernandez
Title:	Attorney-in-fact

2014 SCESAPLANA I TRUST

By:	/s/ Carl Pierleoni
Name:	Carl Pierleoni
Title:	Director

SEQUENT (NORTH AMERICA) LLC

By:	/s/ Carl Pierleoni
Name:	Carl Pierleoni
Title:	Director

ESTATE OF GUSTAVO CISNEROS

By:	/s/ Maria Auxiliadora Cacabelos
Name:	Maria Auxiliadora Cacabelos
Title:	Executor

ADRIANA CISNEROS

/s/ Adriana Cisneros